Exhibit 99.1

Victory Energy Announces New Interim Chief Financial Officer

AUSTIN, TX -- (Marketwired) -- 04/11/16 --Victory Energy Corporation,(OTCQB: VYEY)("Victory" or "the Company") a growth stage, Exploration and Production Company, today announced that its board of directors has appointed Jeff Marlowe as its Interim Chief Financial Officer. Mr. Marlowe will replace Fred J. Smith, Jr. who resigned from the company last week to pursue other opportunities.

Prior to joining the Company, Mr. Marlowe held the position of Director of General Accounting at Forestar Group, Inc., a real estate and natural resource development company, where he directed a multi-location accounting team encompassing employees in both the real estate and oil and gas business segments. Prior to his post at Forestar, from 2009 to 2013, Mr. Marlowe was employed by Davis Petroleum Corp., a private-equity owned oil and gas company, where he first started as Corporate Controller and was eventually promoted to Vice President & Controller and was the most senior financial officer of the company. Before his role at Davis Petroleum, Mr. Marlowe served as Controller at Kayne Anderson Fund Advisors, LLC and was the Financial Reporting Manager at Rosetta Resources. He started his career in public accounting in the Global Energy Practice at PwC, LLP as an audit manager in both their Houston and London, UK offices. Mr. Marlowe graduated from Texas A&M University in 1997 with a BBA in Accounting and Finance and is a Certified Public Accountant in the State of Texas.

"We welcome Jeff to the position and are very pleased to have someone of his caliber and financial skill set serve as our Interim CFO," said Kenny Hill, Chief Executive Officer of Victory Energy. "Jeff brings the perfect combination of skills, experience, dedicated work ethic and leadership abilities that we need to execute our strategy of growth through acquisitions. His proven and concentrated experience in the oil and gas industry, dedication to quality people management and history of driving internal systems, measurement and process improvement are ideal. We believe these qualities will be instrumental as we execute our business plan and navigate through the current commodity price cycle downturn.

"On behalf of our board and management team I would like to thank Fred Smith for his service and commitment during his time as Chief Financial Officer at Victory Energy and wish him the best in his future endeavors," added Mr. Hill.

About Victory Energy

Victory Energy Corporation(OTCQB: VYEY) is a public held, independent growth-oriented oil and gas exploration and production company based in Austin, Texas, with additional resources located in Midland, Texas. The company has historically been focused on the acquisition and development of unconventional resource play opportunities in the Permian Basin, the Eagle Ford shale of South Texas and other strategically important areas that offer predictable economic outcomes and long-lived reserve characteristics, but will pursue opportunistic acquisition in other areas. The company asset portfolio includes both vertical and horizontal wells in prominent formations such as the Eagle Ford, Austin Chalk, Woodbine, Spraberry, Wolfcamp, Wolfberry, Mississippian, Cline, Fusselman and Ellenberger. Victory has a seasoned management team and extensive industry relationships to help grow the company. For additional information on the company, please visitwww.vyey.com.

Safe Harbor Statement

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the Company based on management's experience, perception of historical trends and technical analyses, current conditions, anticipated future developments and other factors believed to be appropriate and reasonable by management. When used in this press release, the words "will," "potential," "believe," "estimated," "intend," "expect," "may," "should," "anticipate," "could," "plan," "project," or their negatives, other similar expressions or the statements that include those words, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Among these forward-looking statements are statements regarding EURs, estimated BOE, estimated future gross undiscounted cash flow and estimated drilling and completion costs. Such forward-looking statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements, including but not limited to, our ability to successfully complete pending acquisitions, integrate them with our operations and realize the anticipated benefits from the acquisitions, any unexpected costs or delays in connection with the acquisitions, changes to drilling plans and schedules by the operators of prospects, overruns in costs of operations, hazards, delays, and any other difficulties related to drilling for and producing oil or gas, the price of oil, NGLs, and gas, results of marketing and sales of produced oil and gas, estimates made in evaluating reserves, competition, general economic conditions and the ability to manage and continue growth, and other factors described in the Company's most recent Annual Report on Form 10-K and any updates to those risk factors set forth in the Company's Quarterly Reports on Form 10-Q. Further information on such assumptions, risks and uncertainties is available in the Company's other filings with the Securities and Exchange Commission ("SEC") that are available on the SEC's website atwww.sec.gov, and on the Company's website atwww.vyey.com. Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Investor Relations Contact

Derek Gradwell

SVP Natural Resources

MZ Group North America

Phone: 512-270-6990

Email:dgradwell@mzgroup.us

Web:www.mzgroup.us